Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  July 26, 2010

RICK'S CABARET INTERNATIONAL, INC.
(Exact  Name  of  Registrant  As  Specified  in  Its  Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's  Telephone  Number,  Including  Area  Code)

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 26, 2010, we completed the preparation and execution of a two-year Employment Agreement (the “Agreement”) with our President and Chief Executive Officer, Eric Langan.  The Agreement extends through April 1, 2012, and provides for an annual base salary of $600,000 which is the same base salary as Mr. Langan’s previous employment agreement. The Agreement also provides for participation in all benefit plans maintained by us for salaried employees. Under the terms of the Agreement, Mr. Langan is bound to a confidentiality provision and cannot compete with us upon the expiration of the Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

By: /s/ Eric Langan
Date: July 26, 2010	Eric Langan
President and Chief Executive Officer